For Period ended 01/31/2016                Series 31, 36, 28, 35, 32, 39
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide
"adequate space for responding to Items 72DD, 73A, 74U and 74V for the" "Adviser Share Class, the answers for the Adviser Share Class are as" follows:



USAA Growth & Income - Adviser Shares

72DD
Dollar Distributions
$18


73A
Per Share Distributions
0.0423


74U
Shares Outstanding
416


74V
NAV
18.35


USAA High Income - Adviser Shares

72DD
Dollar Distribributions
$300


73A
Per Share Distributions
0.2309


74U
Shares Outstanding
1,181


74V
NAV
7.11


USAA Income Fund - Adviser Shares

72DD
Dollar Distributions
$3,612

73A
Per Share Distributions
0.2237


74U
Shares Outstanding
14,941


74V
NAV
12.61


USAA Intermediate-Term Bond - Adviser Shares

72DD
Dollar Distributions
$2,087


73A
Per Share Distributions
..2030

74U
Shares Outstanding
9,327

74V
NAV
10.14


USAA Short-Term Bond Fund - Adviser Shares

72DD
Dollar Distributions
$116


73A
Per Share Distributions
0.0657

74U
Shares Outstanding
1,814

74V
NAV
9.04

USAA Value Fund - Adviser Shares

72DD
Dollar Distributions
$82


73A
Per Share Distributions
0.1814


74U
Shares Outstanding
451


74V
NAV
17.26